    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 15, 1999

                                                    REGISTRATION NO. 33-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                PRINTRONIX, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                      95-2903992
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)

                                14600 MYFORD ROAD
                            IRVINE, CALIFORNIA 92606
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             ----------------------

                   PRINTRONIX, INC. 1994 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                             ----------------------

        ROBERT A. KLEIST                                   Copy To:
        Printronix, Inc.                               MICHAEL S. HARRIS
        14600 Myford Road                         Kirshman, Harris & Branton
    Irvine, California 92606                      A Professional Corporation
      (name and address of                           315 S. Beverly Drive
       agent for service)                                  Suite 315
         (714) 368-2300                         Beverly Hills, California 90212
(telephone number, including area
   code, of agent for service)


======================================================================================
                         CALCULATION OF REGISTRATION FEE
======================================================================================
                                                               PROPOSED
        TITLE OF                                PROPOSED       MAXIMUM
       SECURITIES                AMOUNT         MAXIMUM       AGGREGATE    AMOUNT OF
         TO BE                   TO BE       OFFERING PRICE    OFFERING   REGISTRATION
     REGISTERED FEE           REGISTERED(1)   PER SHARE(2)     PRICE(2)       FEE
======================================================================================

Common Stock, $.01 par value    700,000         $20.375      $14,262,500   $3,964.98

======================================================================================

(1) In accordance with Rule 416, this Registration Statement also covers such additional number of shares as may become issuable pursuant to the antidilution provisions of the 1994 Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c), based on the average of the high and low prices for such stock as reported on November 9, 1999 by the NASDAQ National Market System.

================================================================================

         This Registration Statement on Form S-8 is filed by Printronix, Inc. (the "Company") relating to 700,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock") issuable to officers, directors, key employees and consultants of the Company under the Printronix, Inc. 1994 Stock Incentive Plan (the "Plan").

         The shares to be registered are in addition to shares previously registered pursuant to Registration No. 33-83156, which registration statement is hereby incorporated by reference pursuant to General Instruction E to Form S-8. The total number of shares of the Plan now registered is 1,825,000 comprised of 1,125,000 shares previously registered (500,000 shares after giving effect to two 50% stock dividends) plus the 700,000 shares registered hereby.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS

         4.1 Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's annual report on Form 10-K for the fiscal year ended March 27, 1998).

         4.2      Bylaws of the Company (incorporated by reference to Exhibit
                  3.2 to the Company's annual report on Form 10-K for the fiscal year ended March 31, 1989 and to Exhibit 3.2a to the Company's annual report on Form 10-K for the fiscal year ended March 26,
                  1999).

         4.3 Amended and Restated Rights Agreement, dated as of April 4, 1999 between Printronix, Inc. and ChaseMellon Shareholder Services, L.L.C., including the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A and B, respectively (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A/A filed on or about May 7, 1999).

         5        Opinion of Kirshman, Harris & Branton.

        23.1      Consent of Arthur Andersen LLP.

        23.2      Consent of Kirshman & Harris (contained in Exhibit 5).

        24        Power of Attorney (contained on signature page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on November 11, 1999.

                                        PRINTRONIX, INC.


                                        By:  ROBERT A. KLEIST
                                             -----------------------------------
                                             Robert A. Kleist
                                             President and Chief Executive
                                             Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature follows constitutes and appoints ROBERT A. KLEIST and GEORGE L. HARWOOD, and each of them, individually, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                             Title                           Date
---------                             -----                           ----

/s/ ROBERT A. KLEIST    President, Chief Executive Officer     November 11, 1999
--------------------    and Director (Principal Executive
Robert A. Kleist        Officer)


/s/ GEORGE L. HARWOOD   Sr. Vice President - Finance           November 11, 1999
--------------------    (Principal Accounting Officer)
George L. Harwood


/s/ BRUCE T. COLEMAN    Director                               November 11, 1999
--------------------
Bruce T. Coleman


/s/ JOHN R. DOUGERY     Director                               November 11, 1999
--------------------
John R. Dougery


/s/ CHRIS HALLIWELL     Director                               November 11, 1999
--------------------
Chris Halliwell


/s/ ERWIN A. KELEN      Director                               November 11, 1999
--------------------
Erwin A. Kelen

                                  EXHIBIT INDEX


EXHIBIT                                                                     SEQUENTIALLY
NUMBER            DESCRIPTION                                               NUMBERED PAGE
-------           -----------                                               -------------
   4.1   Certificate of Incorporation of the Company ............................*

   4.2   Bylaws of the Company...................................................*

   4.3   Amended and Restated Rights Agreement...................................*

   5     Opinion of Kirshman, Harris & Branton...................................5

  23.1   Consent of Arthur Andersen LLP..........................................6

  23.2   Consent of Kirshman & Harris (contained in Exhibit 5)...................5

  24     Power of Attorney (contained on signature page).........................3


-------------
* Incorporated by reference.  See sequentially numbered page 2.